PETER NASCA ASSOCIATES   2 South University Drive,   1424 W. Grand Avenue,
                         Suite 220                   Ste 3
                         Plantation, Florida 33324   Chicago, Illinois 50622
                         Telephone: 954-473-0677     Telephone: 312-421-0725
                         Fax: 954-473-0549           Fax : 312-421-0665



September 13, 2006

Ms. Donna Silverman
Chairperson
Americana Distribution, Inc.
195 Route 9 South
Suite 204
Manalapan, NJ 07726

Dear Donna,

This letter will serve to confirm my resignation as a member of the board of directors of the Americana Distribution, Inc. effective August 1, 2006.

While I thoroughly enjoyed working with you and truly hope we maintain a professional relationship in the future, the inability of the Company to secure D&O insurance puts me at risk that I'm not willing to accept.

As you are aware, we still have a Letter of Agreement with Americana Licensing, Inc. to provide development and dissemination of press releases that runs through October 31, 2006.

Thank you for the opportunity to serve on the board and best of luck with the Company.

Best personal regards,

/s/ Peter Nasca
---------------
Peter Nasca